UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

AVEXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37693	90-1038273
(Commission File No.)	(IRS Employer Identification No.)

2275 Half Day Rd, Suite 200
Bannockburn, Illinois 60015
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (847) 572-8280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by AveXis, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 9, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 6, 2018, with Novartis AG, a company organized under the laws of Switzerland (“Parent”), and Novartis AM Merger Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, on April 17, 2018, Merger Sub commenced a cash tender offer for all of the Company’s outstanding shares of common stock, par value $0.0001 per share (“Shares”), at a purchase price of $218.00 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 17, 2018 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Form of Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Parent and Merger Sub on April 17, 2018.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on May 14, 2018 (the “Expiration Time”).  American Stock Transfer & Trust Company, LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Merger Sub that, as of the Expiration Time, a total of 30,368,057 Shares (not including 1,058,258 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 82.48% of the outstanding Shares.  All conditions to the Offer having been satisfied, on May 15, 2018, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all Shares validly tendered and not withdrawn prior to the Expiration Time, and payment of the Offer Price for such Shares will be made by the Depositary and Paying Agent.

On May 15, 2018 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger”).  The Merger was effected without a vote of the Company stockholders in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent and (ii) stockholders of the Company who validly exercised their statutory rights of appraisal under the DGCL) was canceled and converted into the right to receive the Offer Price, in cash, without interest, subject to any required withholding of taxes (the “Merger Consideration”).

Each stock option outstanding immediately prior to the Effective Time, whether or not vested, was canceled at the Effective Time and converted into the right to receive (i) the excess, if any, of the Merger Consideration (or, in the case of stock options granted under the Company’s Amended and Restated 2014 Stock Plan, if greater, the volume-weighted average trading price of Shares on May 14, 2018 over the exercise price per Share of the stock option), multiplied by (ii) the number of Shares subject to the stock option immediately prior to the Effective Time.  Each restricted stock unit and performance stock unit outstanding immediately prior to the Effective Time was canceled at the Effective Time and converted into the right of the holder to receive (i) the Merger Consideration multiplied by (ii) the number of Shares subject to such restricted stock unit or performance stock unit (as applicable) immediately prior to the Effective Time (assuming in the case of performance stock units, that applicable performance conditions were achieved at maximum performance levels).

The aggregate consideration paid in the Offer and the Merger was approximately $8.7 billion, excluding related transaction fees and expenses.  Parent provided Merger Sub with the necessary funds to fund the Offer and the Merger through a combination of its cash on hand and short-term borrowing.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 9, 2018 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated and requested that (i) the trading of Shares on NASDAQ be suspended prior to market open on the Closing Date and (ii) the listing of Shares on NASDAQ be withdrawn.  In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of Shares from NASDAQ and to deregister Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time.  Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the Effective Time, each director of the Company immediately prior to the Effective Time, Dr. Brian K. Kaspar, Terrence C. Kearney, Dr. Bong Y. Koh, Paul B. Manning, Sean P. Nolan, Dr. Joao Siffert, Dr. Frank A. G. M. Verwiel and Daniel G. Welch, resigned as a director of the Company and Lisa Deschamps and Craig Osten became the directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).  In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of April 6, 2018, among Novartis AG, Novartis AM Merger Corporation and AveXis, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by AveXis, Inc. with the SEC on April 9, 2018).

3.1	Amended and Restated Certificate of Incorporation of AveXis, Inc.
3.2	Amended and Restated By-laws of AveXis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEXIS, INC.

Date: May 15, 2018	By:	/s/ Sean P. Nolan
Name: Sean P. Nolan
Title: President and Chief Executive Officer